Exhibit 10.1


                                                                    Confidential


                          TECHNOLOGY RESELLER AGREEMENT

This Technology Reseller Agreement ("Agreement"), effective as of this 19 day of March, 2007 ("Effective Date"), is made and entered into by and between

Applied DNA Sciences, Inc., a Nevada corporation with an address of 25 Health Sciences Drive, Suite 113, Stony Brook, New York 11790 ("Applied DNA"),

                                       and

HPT International LLC., a _____________ limited liability company with an address of 900 Towbin Ave. Suite C., Lakewood, NJ 08701 ("Reseller").


WHEREAS, Applied DNA has developed and has rights in certain technology used for botanical DNA encryption, embedment and authentication solutions wherein a marker may be embed in items to, among other things, authenticate and identify counterfeit versions of such items; and

WHEREAS, Reseller desires the right to include Applied DNA's SigNature DNA Markers in its products for distribution to its customers, and Applied DNA is willing to grant such rights, in accordance with the terms and conditions herein.

NOW THEREFORE, in consideration of the mutual covenants and understandings contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. DEFINITIONS

For the purpose of this Agreement, the following terms shall have the stated meanings:

1.1 "Affiliate" with respect to a party, means any entity controlling, controlled by or under common control with such party.

1.2 "Intellectual Property" means all current and future worldwide patents and other patent rights, trademarks, trade names, service marks, copyrights, applications for any of the foregoing, technology, know-how, trade secrets, mask work rights and all other intellectual property rights.

1.3 "Reseller Products" means those products sold by Reseller that are identified on SCHEDULE A.

1.4 "SigNature DNA Markers" means the DNA-inscribed markers comprising Applied DNA's technology.

2. RESELLER RIGHTS AND OBLIGATIONS

2.1 RIGHTS GRANTED. Subject to and in accordance with the terms of this Agreement, Applied DNA hereby:



                                                   TECHNOLOGY RESELLER AGREEMENT
                                                                     PAGE 1 OF 8

                                                                    Confidential


        (i) appoints Reseller as an authorized reseller of SigNature DNA Markers during the Term; and

        (ii) grants to Reseller a non-exclusive, non-transferable, limited right and license during the Term to affix the SigNature DNA Markers only on Reseller Products for distribution to Reseller's customers.

        (iii) grants to Reseller a exclusive, non-transferable, limited right and license during the Term to affix the SigNature DNA Markers only on Resellers Products for distribution to Reseller's customers in the US in the poultry and/or Kosher Food markets provided that the Reseller buy's and pay's for $[*] worth of SigNature DNA Markers during the first 12 months of this agreement. If this milestone is met, the Reseller can extend the exclusivity for a second Term, provided Reseller agrees to buy and pay for $[*] worth of SigNature DNA Markers during the second Term.

        (iv) If after 2 years, the milestones have been met or exceded, HPT shall retain the right to exclusivity based on a milestone which shall be negotiated before the expiration of the 2nd year

        (v) In the event HPT does not reach a milestone, HPT shal retain the right to sell to HPT customers already using the Signature DNA Markers until such time as this agreement expires

2.2 SPECIFIC RESTRICTIONS. Without in any way expanding the rights granted above, Reseller's use of the SigNature DNA Markers shall be restricted in accordance with the following specific restrictions.

2.2.1 NO UNAUTHORIZED USE. Reseller shall not use the SigNature DNA Markers except as expressly permitted under the terms of this Agreement.

2.2.2 NO ALTERING. Reseller shall not alter, translate, adapt or vary the SigNature DNA Markers.

2.2.3 NO REVERSE ENGINEERING. Reseller shall not decompile or disassemble the SigNature DNA Markers or reverse engineer the SigNature DNA Markers (or attempt, authorize or permit the same).

2.2.4 NO COPYING. Reseller may not make nor attempt to make copies of the SigNature DNA Markers.

3. ORDERS; FEES

3.1 PURCHASE ORDERS. Reseller shall submit purchase orders for Applied DNA to embed SigNature DNA Markers in a requested media which Reseller shall then affix to Reseller Products. Each such purchase order shall be in the amounts required for a minimum of one (1) million Reseller Product units. All such purchase orders shall be subject to the terms of this Agreement. No terms in any purchase order shall be binding upon Applied DNA, and under no circumstances shall any such terms alter or vary any term of this Agreement.

3.2 FEES. Applied DNA shall be entitled to the fees associated with Reseller's distribution of Reseller Products having embed on them the SigNature DNA Markers, in accordance with the fee schedule set out in SCHEDULE B.



                                                   TECHNOLOGY RESELLER AGREEMENT
                                                                     PAGE 2 OF 8

                                                                    Confidential


3.3 SHIPMENT. All orders will be shipped by Applied DNA F.O.B. place of origin within 30 days of receipt of a formal purchase order.

3.4 TAXES. All amounts payable under this Agreement are exclusive of all sales, use, value-added, withholding, and other taxes and duties. Each party will pay the taxes and duties assessed against it in connection with this Agreement and its performance by any authority within or outside of the U.S., except for taxes payable on the other party's net income or any other taxes due and payable by the other party in the ordinary course.

3.5 RECORDS. During the Term, Reseller will maintain accurate records necessary to determine the fees payable pursuant to ss.3.2.

3.6     AUDIT. Not more than once during each six (6) month period, and upon ten
        (10) days prior  written  notice to  Reseller,  Applied  DNA may inspect
        Licensee's records identified in ss.3.5 to verify compliance with Reseller's obligations to pay fees under this Agreement ("Audit"). If the Audit reveals an underpayment, Reseller will pay to Applied DNA the full amount of such underpayment within fifteen (15) days of Reseller's receipt of the results of the Audit. The cost of any Audit shall be born by Applied DNA; provided, that if the Audit reveals an underpayment of more than the greater of five percent (5%) of the fees due for the period audited, then Reseller will bear the reasonable costs of the Audit. Any such Audit shall be conducted at a time and place reasonably acceptable to Reseller, and in such a manner so as not to interfere with or disrupt Reseller's business and operations.

4. TERM AND TERMINATION

4.1 TERM. This Agreement shall commence on the Effective Date and continue for a period of one (1) year (the "Initial Term") unless earlier terminated as permitted below. Thereafter, this Agreement shall automatically renew for successive one (1) year terms (each a "Renewal Term") unless earlier terminated as permitted below. The Initial Term and all Renewal Terms are referred to collectively as the "Term."

4.2     TERMINATION.

4.3 BREACH. Either party may terminate this Agreement for a material breach by the other party if such breach is not cured within thirty (30) days after receipt of written notice thereof.

4.4 CANCELLATION OF RENEWAL. Either party may elect not to renew this Agreement by providing written notice to the other party not less than ninety (90) days before the end of the Initial Term or the then-current Renewal Term, as the case may be.

4.5 TERMINATION. In the event of the expiration or termination of this Agreement all of the rights granted to Reseller pursuant to this Agreement shall terminate; provided that Reseller may continue to resell any SigNature DNA Markers that it has in inventory as of the effective date of such termination so long as Reseller is not in default of its obligations under ss.ss.2 or 3.

5. LIMITED WARRANTIES

5.1 WARRANTIES. Each party represents and warrants that (a) it is authorized and has the right to enter into this Agreement; and (b) it has rights to its products sufficient to complete the transactions contemplated by this Agreement.



                                                   TECHNOLOGY RESELLER AGREEMENT
                                                                     PAGE 3 OF 8

                                                                    Confidential


5.2 DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED IN THIS SS.5, THE SIGNATURE DNA MARKERS AND ANY OTHER MATERIALS PROVIDED BY APPLIED DNA ARE PROVIDED "AS IS" WITHOUT ANY WARRANTIES OF ANY KIND, AND APPLIED DNA SPECIFICALLY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

6. PROPRIETARY RIGHTS

        As between the parties, Applied DNA maintains all rights, title and interest, including all Intellectual Property Rights, in and to the SigNature DNA Markers and all of the technology relating thereto, and except for the license rights expressly granted in ss.2 Reseller shalL have no rights in or to the SigNature DNA Markers.

7. INDEMNITY

7.1.1 INDEMNITY. Reseller shall defend, indemnify and hold harmless Applied DNA, its Affiliates, and their respective officers, directors, employees and agents (each an "Indemnified Party") from and against any and all claims, suits, losses, liabilities, damages, judgments, settlements, costs and expenses (including but not limited to investigation costs and attorneys' fees and expenses), that any Indemnified Party may suffer or incur as a result of any claim by any third-party relating to the Reseller Products.

7.1.2 PROCEDURE. Applied DNA or the affected Indemnified Party will (a) promptly notify Reseller in writing of any such claim, provided, however, that a delay in notifying Reseller shall not avoid Reseller's indemnity obligations hereunder unless, and only to the extent that, Reseller's ability to defend the claim has been materially prejudiced thereby; and (b) provide to Reseller, at Reseller's expense, all available information, assistance and authority reasonably necessary to defend. Reseller shall, at its own expense, assume the defense of any such claim or suit. In no event, however, shall Reseller settle any such claim without the written consent of Applied DNA and the affected Indemnified Party, which consent shall not be unreasonably withheld. Reseller shall reimburse Applied DNA for any costs and expenses (including without limitation reasonable attorneys' fees) incurred by Applied DNA or an Indemnified Party in enforcing the aforesaid indemnification.

8. LIMITATION OF LIABILITY

8.1 DISCLAIMER. IN NO EVENT SHALL APPLIED DNA OR ITS AFFILIATES OR PROVIDERS BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES (INCLUDING WITHOUT LIMITATION, LOSS OF PRODUCTION, LOSS OF PROFITS OR OF CONTRACTS, LOSS OF REVENUE, LOSS OF OPERATION TIME, LOSS OF GOODWILL OR ANTICIPATED SAVINGS, WASTED MANAGEMENT OR STAFF
        TIME) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATERIALS PROVIDED BY APPLIED DNA PURSUANT HERETO, WHETHER IN AN ACTION IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE, OR ITS TERMINATION, AND IRRESPECTIVE OF WHETHER APPLIED DNA HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH DAMAGES.

8.2 LIMIT. APPLIED DNA'S MAXIMUM LIABILITY, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR BASED ON ANY CLAIM FOR INDEMNITY OR CONTRIBUTION OR OTHERWISE, IN RESPECT OF EACH AND EVERY EVENT ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, SHALL NOT EXCEED THE AMOUNT PAID TO APPLIED DNA BY RESELLER IN THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE CLAIM GIVING RISE TO SUCH LIABILITY.



                                                   TECHNOLOGY RESELLER AGREEMENT
                                                                     PAGE 4 OF 8

                                                                    Confidential


9. CONFIDENTIALITY

9.1 A party ("Recipient Party") that receives confidential or proprietary information ("Confidential Information") from the other party ("Disclosing Party") agrees to use the Confidential Information of the Disclosing Party only for the purposes set forth under this Agreement and not to use such Confidential Information for any other purpose whatsoever; ensure that only those of its directors, officers, employees, consultants, contractors and agents who are concerned with the carrying out of this Agreement have access to the Confidential Information of the Disclosing Party on a "need to know" basis and are informed of the secret and confidential nature of it and are bound by obligations of confidentiality; and otherwise keep the Confidential Information of the Disclosing Party secret and confidential and not directly or indirectly disclose or permit to be disclosed to any third-party for any reason without the prior written consent of the Disclosing Party.

9.2 The obligations of confidence of each party referred to in this ss.8 will not extend to any Confidential Information of the other party that: is or becomes generally available to the public other than by a breach by a Recipient Party of the provisions of this ss.8; is developed independently by the Recipient Party as demonstrated by written record and without access or reference to, or use of, the Confidential Information of the Disclosing Party; is in the rightful and lawful possession of the Recipient Party prior to its disclosure by the Disclosing Party as demonstrated by written record; or is rightfully and lawfully disclosed to the Recipient Party by a third-party who rightfully and lawfully obtained the Confidential Information, and without breach of any obligation of such third-party to maintain the confidentiality of such Confidential Information.

9.3 The Recipient Party may, on the advice of counsel, disclose Confidential Information to the extent required by law, provided that, unless prohibited by law, prompt written notice of the required disclosure is given to the Disclosing Party so that it may seek appropriate relief to prevent such disclosure, and that such disclosure will be only to the extent so required and will be subject, if practicable, to prior consultation with the Disclosing Party with a view to agreeing to the timing and content of such disclosure.

9.4 All Confidential Information disclosed by the Disclosing Party to the Recipient Party will be considered to be and will remain the property of the Disclosing Party. In the event that a court or trustee assumes partial or complete control over the assets of a Recipient Party based on the insolvency or bankruptcy of that party, the Recipient Party will to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality and security of the Disclosing Party's Confidential Information and to ensure that the court or trustee maintains that Confidential Information in confidence in accordance with this Agreement.

9.5 Nothing in this ss.8 shall be deemed to conflict with or otherwise restrict the rights granted in ss.2 to use the SigNature DNA Markers in Reseller Products and to distribute them to Reseller's customers. The obligations of the parties under this ss.8 will survive the expiration, rescission, assignment or termination of this Agreement for whatever reason.



                                                   TECHNOLOGY RESELLER AGREEMENT
                                                                     PAGE 5 OF 8

                                                                    Confidential


10. FORCE MAJEURE

        Neither party shall be responsible to the other for failure to perform any of the obligations imposed by this Agreement; provided that such failure shall be occasioned by fire, flood, explosion, lightning, windstorm, earthquake, subsidence of soil, failure or destruction, in whole or in part, of machinery or equipment or failure of supply of materials, discontinuity in the supply of power, governmental interference, civil commotion, riot, war, terrorism, strikes, labor disturbance, transportation difficulties or labor shortage or by any cause beyond the reasonable control of the party in question; and provided further that the party seeking to avail itself of the protections of this ss.10 use reasonable efforts to restore performance as soon as possible, and regularly inform the other party of its progress to that end. Should a force majeure event relied upon by a party materially impact the other party's rights under this Agreement for a period of more than one hundred eighty (180) days, then the other party may terminate this Agreement upon ten (10) days written notice to the non-performing party.

11. MISCELLANEOUS

11.1 GOVERNING LAW. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York, except to the extent that New York conflict of laws rules would require the application of the law of another state or country.

11.2 JURISDICTION. Any action arising out of or related to this Agreement shall be litigated in, and only in, one of the federal or state courts located in the City of New York, State of New York.

11.3 SERVICE OF PROCESS. Each party agrees that service of process may be made upon it at the address set forth in ss.11.6.

11.4 EXPORT RESTRICTIONS. Any know-how, technology or documents to be transferred hereunder shall not be exported by Reseller except in compliance with applicable United States governmental regulations.

11.5 RELATIONSHIP OF THE PARTIES. This Agreement does not constitute a partnership agreement, nor does it create a joint venture or agency relationship between the parties. Neither party shall hold itself out contrary to the terms of this ss.11.5. Neither party shall be liable to any third party for the representations, acts or omissions of the other party.

11.6 NOTICES. Unless otherwise expressly provided for, all notices, requests, demands, consents or other communications required or permitted under this Agreement must be in writing and must be delivered personally or sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized courier using its tracking system, to the other party at the address set forth below (or to any other address given by either party to the other party in writing):

        if to Applied DNA, addressed to:        if to Reseller, addressed to:

        Applied DNA Sciences, Inc.
        25 Health Sciences Dr. Suite 113
        Stony Brook, NY 11790
        Facsimile: (631) 444-8848               Facsimile:
        Attention: Kurt Jensen                  Attention:



                                                   TECHNOLOGY RESELLER AGREEMENT
                                                                     PAGE 6 OF 8

                                                                    Confidential


        In the case of mailing, the effective date of delivery of any notice, demand or consent shall be considered to be ten (10) days after proper mailing. In the case of courier, the effective date of delivery of any notice, demand or consent shall be upon actual delivery as confirmed by the courier's tracking system.

11.7 WAIVER AND AMENDMENT. No waiver, amendment or modification of this Agreement shall be effective unless it is in writing and signed by the party against whom the waiver, amendment or modification is sought to be enforced. No failure or delay by either party in exercising any right, power or remedy under this Agreement shall operate as a waiver of the right, power or remedy. No waiver of any term, condition or default of this Agreement shall be construed as a waiver of any other term, condition or default.

11.8 SEVERABILITY. If any provision of this Agreement is finally held by a court of competent jurisdiction to be unlawful, the remaining provisions of this Agreement shall remain in full force and effect, unless as a result of such unlawful provision there is a material failure of consideration as to a party and such party is unwilling to waive such failure.

11.9 ASSIGNMENT. Neither this Agreement nor any right (except as otherwise stated in Section 2) or obligation under this Agreement may be assigned by either party without the prior written consent of the other party.

11.10 HEADINGS. The section and paragraph headings of this Agreement are intended as a convenience only, and shall not affect the interpretation of its provisions.

11.11 SECTION REFERENCES. Unless the context otherwise requires, all references to a particular section will be a reference to that section, in or to this Agreement, as it may be amended from time to time pursuant to this Agreement.

11.12 CONSTRUCTION. Both parties have participated in the drafting of this Agreement, which Agreement is the result of negotiations between the parties. The rule of "construction against the draftsman" shall have no applicability to the interpretation or construction of the provisions of this Agreement and no provision of this Agreement shall be construed against either party as the drafter.

11.13 SINGULAR AND PLURAL TERMS. Where the context of this Agreement requires, singular terms shall be considered plural, and plural terms shall be considered singular.

11.14   CURRENCY.   All  references  in  this  Agreement  to  dollars  are  U.S.
        denominated currency.

11.15 ENTIRE AGREEMENT. This Agreement constitutes the complete and final agreement and understanding between the parties, and supersedes and replaces all prior negotiations and agreements between the parties concerning its subject matter. The interpretation of this Agreement may not be explained or supplemented by any course of dealing or performance, or by usage of trade.



                                                   TECHNOLOGY RESELLER AGREEMENT
                                                                     PAGE 7 OF 8

                                                                    Confidential


11.16 EXECUTION REQUIRED. This Agreement shall not be binding against either party until it is executed by both parties.

11.17 COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed will be an original, and both of which will constitute one and the same instrument. Complete sets of counterparts will be distributed to each party.

11.18 COSTS. Each party will bear its own costs, fees and other expenses (including legal fees, costs and expenses) incurred in the preparation and execution of this Agreement. Each party to this Agreement shall, at its own expense except as otherwise expressly provided herein, furnish, execute and deliver all documents and take all actions as may reasonably be required to effect the terms and purposes of this Agreement.

11.19 REMEDIES CUMULATIVE. Unless stated otherwise in this Agreement, the rights and remedies of the parties under this Agreement are cumulative and not exclusive of any rights or remedies provided herein or by law.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


APPLIED DNA SCIENCES, INC.               RESELLER:HPT International LLC

By (sign)                                By (sign):

/s/ Kurt Jensen                          /s/ Israel Sar-El
-----------------------------            -----------------------------
Printed name: Kurt Jensen                Printed name: Israel Sar-El
Title: Comptroller                       Title: C.E.O.
Date: 3/16/07                            Date: 3/19/07
     -------------                            -------------






















                                                   TECHNOLOGY RESELLER AGREEMENT
                                                                     PAGE 8 OF 8

                                                                    Confidential


                                   SCHEDULE A

                                RESELLER PRODUCTS

Reseller may use the SigNature DNA Markers in the following of its products for distribution to its customers:

Holograms, Nylon 6 tags, other plastic or metal food tags and any other identification material mutually agreed upon by the parties.


































                                                   TECHNOLOGY RESELLER AGREEMENT
                                                                      SCHEDULE A

                                                                    Confidential



                                   SCHEDULE B

                                  FEE SCHEDULE

Reseller shall pay Applied DNA the following fees:

1. AMOUNT. In respect of all Reseller Products having the SigNature DNA Markers fixed to them that are distributed to third parties, Reseller shall pay Applied DNA $[*] per Reseller Product incorporating SigNature DNA Marker(s) that is distributed to a third party.

2. Second level forensic authentication (Real Time PCR) will be provided at our Stony Brook Lab at a cost to Reseller of $[*] per test. Third level forensic authentication test (CE Sequencing) will be provided at our Stony Brook Lab at a cost to Reseller of $[*] per test.

3. PAYMENT TERMS. Reseller shall calculate the fees due to Applied DNA at the end of each calendar month, and shall pay to Applied DNA all such fees within ten (10) days following the last day of such calendar month, providing with that payment an accounting report itemizing all products distributed and to whom they were distributed.
























                                                   TECHNOLOGY RESELLER AGREEMENT
                                                                      SCHEDULE B